Exhibit 99.2

Denmark Bancshares, Inc. and Subsidiaries 2021 Audited Financial Statements

TABLE OF CONTENTS

Selected Financial Data	2

Independent Auditor’s Report	3

Consolidated Financial Statements	5

Notes to Consolidated Financial Statements	10

Denmark Bancshares, Inc. (“DBI”), headquartered in Denmark, Wisconsin, is a diversified one-bank holding company. Denmark State Bank (“DSB”), DBI's subsidiary bank, offers seven full-service banking offices located in Denmark, Bellevue, Howard, Lawrence, Reedsville, Shawano and Whitelaw, serving primarily Brown, Kewaunee, Manitowoc, Outagamie, Shawano and Sheboygan Counties.

1

SELECTED FINANCIAL DATA

	Year Ended December 31,
	2021	2020	2019	2018	2017
INCOME STATEMENT DATA
Interest income	$22,866	$22,589	$22,681	$21,005	$18,467
Interest expense	2,605	4,554	4,264	2,813	1,940
Net interest income	$20,261	$18,035	$18,417	$18,192	$16,527
Less: Provision for credit losses	0	735	0	375	375
Net interest income after provision for credit losses	$20,261	$17,300	$18,417	$17,817	$16,152
Plus: Noninterest income	$4,842	$4,431	$3,320	$2,071	$2,260
Less: Noninterest expense	16,370	16,563	15,136	14,233	14,052
Net noninterest expense	$(11,528)	$(12,132)	$(11,816)	$(12,162)	$(11,792)
Income before income taxes	$8,733	$5,168	$6,601	$5,655	$4,360
Income tax expense	2,235	1,270	1,649	1,568	1,560
Net income	$6,498	$3,898	$4,952	$4,087	$2,800

PER SHARE DATA
Earnings	$2.07	$1.22	$1.54	$1.26	$0.86
Cash dividends declared	0.6000	0.5900	0.5850	0.5475	0.5250
Book value (year-end)	21.99	20.75	20.02	19.00	18.41

BALANCE SHEET DATA
Average balances:
Loans	$476,763	$470,019	$423,965	$403,631	$369,981
Investment securities	44,739	35,410	36,884	51,096	59,205
Assets	660,319	608,692	517,272	486,533	462,567
Deposits	584,827	512,877	425,194	408,347	385,242
Stockholders' equity	67,462	65,549	63,443	61,041	60,131
Year-end balances:
Loans	$479,057	$475,953	$434,770	$420,827	$372,480
Allowance for loan losses	7,741	7,668	6,891	6,787	6,258
Investment securities	36,462	31,329	35,595	42,066	57,527
Assets	687,644	646,441	552,594	506,202	474,520
Deposits	614,497	563,275	457,435	417,224	396,690
Borrowings	933	14,067	25,725	23,991	14,004
Stockholders' equity	68,026	65,029	63,993	61,469	59,714

FINANCIAL RATIOS
Return on average equity	9.63%	5.95%	7.81%	6.70%	4.66%
Return on average assets	0.98%	0.64%	0.96%	0.84%	0.61%
Net interest spread (tax-equivalent)	3.15%	2.87%	3.47%	3.74%	3.61%
Dividend payout ratio	28.82%	47.95%	38.03%	43.54%	61.11%
Average equity to average assets	10.22%	10.77%	12.26%	12.55%	13.00%
Allowance for credit losses to loans	1.62%	1.61%	1.58%	1.61%	1.68%
Non-performing loans to allowance for credit losses	5.82%	7.03%	6.33%	9.86%	18.66%

Dollars in thousands except per share data.

2

Independent Auditor’s Report

Board of Directors

Denmark Bancshares, Inc.

Opinion

We have audited the consolidated financial statements of Denmark Bancshares, Inc. (the "Corporation"), which comprise the consolidated statements of financial condition as of December 31, 2021 and 2020 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as of December 31, 2021 and 2020 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Corporation and to meet our ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Corporation's ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that audits conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

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Board of Directors

Denmark Bancshares, Inc.

In performing audits in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audits.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Corporation's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control-related matters that we identified during the audits.

Other Information

Management is responsible for the other information included in the annual report. The other information is composed of the Selected Financial Data but does not include the consolidated financial statements and our auditor's report thereon. Our opinion on the consolidated financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audits of the consolidated financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the consolidated financial statements or whether the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

February 14, 2022, except for Notes 12 and 15, as to which the date is March 15, 2022

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Denmark Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

As of December 31,

	2021	2020
Assets
Cash and due from banks	$38,490,134	$24,100,714
Federal funds sold	112,665,088	94,209,679
Investment securities available for sale, at fair value	36,462,450	31,329,356
Loans	479,056,630	475,952,665
Allowance for loan losses	(7,741,069)	(7,668,435)
Net loans	$471,315,561	$468,284,230
Loans held for sale	82,401	1,404,587
Premises and equipment, net	5,578,294	6,105,294
Other investments	3,724,977	2,995,438
Accrued interest receivable	1,304,890	1,624,762
Bank-owned life insurance	13,018,897	12,667,909
Other assets	5,000,879	3,719,503
TOTAL ASSETS	$687,643,571	$646,441,472

Liabilities
Deposits
Noninterest-bearing	$155,292,023	$135,667,583
Interest-bearing	459,205,230	427,606,925
Total Deposits	$614,497,253	$563,274,508

Accrued interest payable	166,199	272,609
Other liabilities	4,020,829	3,798,254
Borrowings	932,844	14,066,975
Total Liabilities	$619,617,125	$581,412,346
Stockholders' Equity
Common stock, no par value, authorized 10,000,000 Class A shares; outstanding 3,003,883 at 12/31/2021 and 3,042,302 at 12/31/2020	$18,009,891	$17,836,258
Common stock, no par value, authorized 1,000,000 Class B non-voting shares; outstanding 89,285 as 12/31/2021 and 91,815 at 12/31/2020	614,035	614,035
Treasury stock shares, at cost (588,392 Class A and 30,895 Class B shares at 12/31/2021 and 532,700 Class A and 28,365 Class B shares at 12/31/2020)	(12,980,652)	(11,528,855)
Paid in capital	1,562,939	1,309,054
Retained earnings	60,828,648	56,203,275
Accumulated other comprehensive income	222,341	786,074
Deferred stock-based compensation	(230,756)	(190,715)
Total Stockholders' Equity	$68,026,446	$65,029,126
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$687,643,571	$646,441,472

The accompanying notes are an integral part of these financial statements.

5

Denmark Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

For the Years Ended December 31,

	2021	2020
Interest Income
Loans including fees	$22,083,591	$21,559,807
Investment securities:
Taxable	419,414	550,280
Tax-exempt	195,659	205,475
Federal funds sold	83,868	168,004
Other interest income	82,978	105,727
	$22,865,510	$22,589,293
Interest Expense
Deposits	$2,036,052	$3,205,033
Borrowings	568,602	1,348,677
	$2,604,654	$4,553,710
Net interest income	$20,260,856	$18,035,583
Provision for Credit Losses	0	735,000
Net interest income after provision for credit losses	$20,260,856	$17,300,583
Other Income
Service fees and commissions	$1,200,643	$708,724
Other investment gains	34,478	65,081
Loan sale gains	2,190,179	2,457,821
Bank owned life insurance	350,987	345,298
Other	1,066,171	854,153
	$4,842,458	$4,431,077
Other Expense
Salaries and employee benefits	$10,940,344	$11,121,461
Data processing expenses	1,779,003	1,640,018
Occupancy expenses	1,470,978	1,534,601
Professional fees	519,729	618,580
Marketing expenses	348,357	373,554
Printing and supplies	110,877	175,066
Directors’ fees	193,940	171,320
FDIC insurance premiums	250,000	134,185
Other operating expenses	756,672	794,768
	$16,369,900	$16,563,553
Income before income taxes	$8,733,414	$5,168,107
Income tax expense	2,235,311	1,270,159
NET INCOME	$6,498,103	$3,897,948
EARNINGS PER COMMON SHARE	$2.07	$1.22

The accompanying notes are an integral part of these financial statements.

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Denmark Bancshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

For the Years Ended December 31,

	2021	2020
Net income	$6,498,103	$3,897,948
Other comprehensive (loss) income, net of tax
Unrealized holding (losses) gains arising during period	(772,236)	708,773
Income tax benefit (expense) related to items of other comprehensive income	208,503	(191,369)
Other comprehensive (loss) income, net of tax	$(563,733)	$517,404
Comprehensive income	$5,934,370	$4,415,352

The accompanying notes are an integral part of these financial statements.

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Denmark Bancshares, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

						Accumulated
	Common Stock		Treasury			Other	Deferred
	Class A	Class B	Shares	Paid in	Retained	Comprehensive	Stock-Based
	Amount	Amount	Amount	Capital	Earnings	Income (loss)	Compensation	Total
BALANCE, DECEMBER 31, 2019	$17,687,411	$614,035	$(9,677,244)	$1,115,603	$54,174,470	$268,670	$(190,283)	$63,992,662
Net income					$3,897,948			3,897,948
Other comprehensive income, net of tax						$517,404		517,404
Issuance of Class A restricted common stock				$174,158			$(174,158)	0
Issuance of Class A common stock	$148,847							148,847
Stock-based compensation expense				$19,293			$173,726	193,019
Treasury stock acquisitions			$(1,851,611)					(1,851,611)
Cash dividend declared, $0.59 per share					$(1,869,143)			(1,869,143)
BALANCE, DECEMBER 31, 2020	$17,836,258	$614,035	$(11,528,855)	$1,309,054	$56,203,275	$786,074	$(190,715)	$65,029,126
Net income					6,498,103			6,498,103
Other comprehensive loss, net of tax						(563,733)		(563,733)
Issuance of Class A restricted common stock				234,581			(234,581)	0
Issuance of Class A common stock	173,634							173,634
Stock-based compensation expense				19,304			194,540	213,844
Treasury stock acquisitions			(1,451,797)					(1,451,797)
Cash dividend declared, $0.60 per share					(1,872,731)			(1,872,731)
BALANCE, DECEMBER 31, 2021	$18,009,891	$614,035	$(12,980,652)	$1,562,939	$60,828,648	$222,341	$(230,756)	$68,026,446

The accompanying notes are an integral part of these financial statements.

8

Denmark Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2021	2020
Cash Flows from Operating Activities:
Net income	$6,498,103	$3,897,948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	696,216	737,399
Provision for credit losses	0	735,000
Gains on sales of loans	(2,190,179)	(2,457,821)
Loss on sale of other real estate and other assets	35,555	7,418
Gain on sale of other investments	(34,478)	(65,081)
Amortization of bond premium	178,005	209,194
Accretion of bond discount	(28,071)	(2,403)
Increase in fair value of equity securities	(215,768)	(142,309)
Mortgage loans originated for sale	(59,114,871)	(92,655,877)
Proceeds from sale of mortgage loans	62,631,149	93,778,111
Stock-based compensation	213,844	193,019
Income from BOLI	(350,987)	(345,298)
Decrease (increase) in interest receivable	319,872	(235,203)
Decrease in interest payable	(106,410)	(140,080)
Benefit for deferred taxes	(163,006)	(159,652)
Other, net	(690,680)	(424,334)
Net Cash Provided by Operating Activities	$7,678,294	$2,930,031
Cash Flows from Investing Activities:
Maturities, pay-downs, calls and sales of AFS securities	8,030,621	10,125,742
Purchases of AFS securities	(14,085,885)	(5,358,390)
Purchases of other investments	(749,970)	(239,324)
Proceeds from redemption or sale of other investments	270,678	562,001
Federal funds sold, net	(18,455,409)	(47,223,512)
Proceeds from sale of foreclosed assets	0	113,593
Net increase in loans made to customers	(3,035,244)	(41,251,133)
Purchases of premises and equipment	(204,771)	(1,259,117)
Net Cash Used in Investing Activities	$(28,229,980)	$(84,530,140)
Cash Flows from Financing Activities:
Net increase in deposits	$51,222,745	$105,839,818
Purchase of treasury stock	(1,451,797)	(1,851,611)
Issuance of common stock	173,634	148,847
Dividends paid	(1,869,345)	(1,888,677)
Debt proceeds	0	6,705,719
Debt repayments	(13,134,131)	(19,230,831)
Net Cash Provided by Financing Activities	$34,941,106	$89,723,265
Net increase in cash and due from banks	$14,389,420	$8,123,156
Cash and due from banks, beginning	24,100,714	15,977,558
CASH AND DUE FROM BANKS, ENDING	$38,490,134	$24,100,714
Noncash Investing Activities:
Loans transferred to other real estate owned	$0	$110,819

The accompanying notes are an integral part of these financial statements.

9

NOTE 1 – FINANCIAL STATEMENTS

Nature of Organization

Denmark Bancshares, Inc. (“DBI”) is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended. As such, it exercises control over Denmark State Bank (“DSB”), Denmark Agricultural Credit Corporation (“DACC”) and DBI Properties, Inc. The majority of DBI’s assets are held by DSB. DSB, a wholly owned subsidiary of DBI, operates under a state bank charter, and provides a variety of banking services to its customers. Denmark Investments, Inc. (“DII”) was a wholly owned subsidiary of DSB which was domiciled in Nevada. This entity was dissolved as of December 31, 2020. DBI Properties, Inc. was formed in February 2009 for the purpose of holding certain foreclosed properties. All activities of the wholly owned subsidiaries are reflected in the consolidated financial statements for Denmark Bancshares, Inc. and Subsidiaries (collectively referred to as “DBI”).

DBI makes agribusiness, commercial and residential loans to customers throughout the state, but primarily in eastern Wisconsin. DBI has a diversified loan portfolio; however, a substantial portion of their debtors’ ability to honor their contract is dependent upon the agribusiness economic sector. The main loan and deposit accounts are fully disclosed in Notes 3 and 7. The significant risks associated with operating DBI include interest rate risk, credit risk, liquidity risk and concentration risk.

DACC was formed for the purpose of extending credit for agricultural loans utilizing funding sources with a lower cost of funds than those available to DSB. Over the last several years, DACC’s cost of funds was no longer more favorable than funding available to DSB. A cost-benefit analysis was performed during 2020 and the decision was made to put DACC into a dormant status, thereby moving all loans out of this entity and eliminating the availability of its $30 million line of credit.

On January 19, 2022, DBI entered into an Agreement and Plan of Merger with Bank First Corporation. Following the Merger, DSB will merge with and into Bank First, N.A., Bank First Corporation’s wholly-owned bank subsidiary, with Bank First, N.A. continuing as the surviving bank, and all DSB branches operating under the Bank First brand.

The Merger is targeted to take place early third quarter 2022 and is contingent upon customary closing conditions including regulatory approval and the approval of DBI’s and Bank First Corporation’s shareholders.

Basis of Consolidation

The consolidated financial statements include the accounts of Denmark Bancshares, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the financial statements include fair values of securities, fair values of financial instruments, valuation of deferred tax assets and the determination of the allowance for loan losses, which are discussed specifically in the following sections of this footnote.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with the net income, are considered components of comprehensive income.

Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks. Cash flows from demand deposits, NOW accounts, savings accounts, federal funds purchased and sold, cash receipts and payments of loans and time deposits are reported net. For purposes of cash flow reporting, income taxes paid were $2,225,000 and $1,270,000 and interest paid was $2,711,064 and $4,693,790 for the years ended December 31, 2021 and 2020, respectively.

Investment Securities

Debt investment securities are designated as available-for-sale. Debt securities classified as available-for-sale are stated at estimated fair value, with unrealized gains and losses, net of any applicable deferred income taxes, reported as a separate component of stockholders’ equity. Interest income is recognized at the coupon rate adjusted for amortization and accretion of premiums and discounts. Discounts are accreted into interest income over the estimated life of the related security and premiums are amortized against income to the earlier of the call date or weighted average life of the related security using the interest method. Realized gains or losses on dispositions are recorded in other operating income on the trade date, based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

10

Declines in fair value of securities that are deemed to be other-than-temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of DBI to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans

Loans are reported at the principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated and accrued by using the simple interest method on the daily balance of the principal amount outstanding. During 2020 and 2021, as a result of the COVID-19 pandemic, DSB granted fully guaranteed commercial loans totaling $68.2 million with a coupon rate of 1% to qualified customers under the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). The SBA paid origination fees that varied based on the size of the loan. DSB is recognizing the fee income over the life of the loan which is accelerated in the event the PPP loan is forgiven.

All loans are given an internal risk rating when the loan is originated. The internal risk ratings are defined as:

•          Non-classified loans are assigned a risk rating of 1 – 4, with a one-rated credit being the highest quality. Non-classified loans have credit quality that ranges from well above average quality to some inherent weaknesses that may present higher than average risk due to conditions affecting the borrower, the borrower’s industry or economic environment.

•          Special mention loans are assigned a risk rating of 5. Potential weaknesses exist that deserve management’s close attention. If left uncorrected, the potential weaknesses may result in deterioration of repayment prospects or in DSB’s credit position at some future date.

•          Substandard loans are assigned a risk rating of 6. These loans are inadequately protected by the current worth and borrowing capacity of the borrower. Well-defined weaknesses exist that may jeopardize the liquidation of the debt. There is a possibility of some loss if the deficiencies are not corrected. At this point, the loan may still be performing and accruing.

•          Doubtful loans are risk rated 7 and have all the weaknesses of a substandard credit plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of current facts, conditions and values highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonable specific pending factors, which may work to the advantage of strengthening the asset, its classification as an estimated loss is deferred until its more exact status can be determined.

•          Loss loans are internally risk rated as an 8. A loss amount has been determined and this has been charged-off against the allowance for loan losses. All or a portion of the charge-off may be recovered in the future and any such recoveries would also be recorded through the allowance.

DBI’s policy is to place into nonaccrual status all loans that are contractually past due 90 days or more, along with other loans as to which reasonable doubt exists to the full and timely collection of principal and/or interest based on management’s view of the financial condition of the borrower. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

Loan charge-offs for all loans will occur as soon as there is a reasonable probability of loss. When the amount of the loss can be readily calculated, the charge-off will be recorded as soon as practical within the calendar quarter the loss was identified. Loans that are partially charged-off will be placed in nonaccrual status unless the remaining loan is restructured with adequate collateral and payments are assured and current.

A loan is impaired when, based on current information and events, it is probable that not all amounts due will be collected according to the contractual terms of the loan agreement. Interest income is recognized in the same manner described above for nonaccrual loans. Further detail on the analysis of impaired loans can be found below in the discussion of the Allowance for Loan Losses.

Allowance for Loan Losses

The allowance for loan losses is an estimate of the losses that have been incurred in the loan portfolio. The allowance is based on two basic accounting principles: (1) Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 310-10 “Receivables – Overall,” which requires that losses be accrued when it is probable that DBI will not collect all principal and interest payments according to the loan’s contractual terms, and (2) FASB ASC Topic 450, “Contingencies,” which requires that losses be accrued when they are probable of occurring and estimable.

11

On a quarterly basis, management utilizes a systematic methodology to determine an appropriate allowance for loan losses. This methodology includes a loan grading system that requires quarterly reviews; identification of loans to be evaluated on an individual basis for impairment; results of independent reviews of asset quality and the adequacy of the allowance by regulatory agencies; consideration of current trends and volumes of nonperforming, past-due, nonaccrual and potential problem loans; as well as national and local economic trends and industry conditions.

In applying the methodology, all troubled debt restructurings (“TDRs”), regardless of size, are considered impaired and will be individually evaluated. Nonaccrual and watchlist commercial real estate, construction and land development, agricultural real estate, multifamily residential real estate, commercial, and agricultural production loans over $50,000 are evaluated individually to determine if they are impaired. Nonaccrual residential real estate or consumer loans that are larger than customary for DBI, in addition to those that have a significant collateral shortfall, will also be considered impaired and evaluated individually as there would be no pool of similar loans to evaluate these loans under ASC Topic 450. Impairment is measured on a loan-by-loan basis by either the present value of expected cash flows discounted at the loan’s effective interest rate or the net realizable value of the collateral if the loan is collateral dependent. If the estimated net realizable value of the collateral is less than the recorded investment in the loan, an impairment is recognized by creating a valuation allowance in conjunction with ASC Topic 310-10.

Loans that are not impaired are segmented into groups by type of loan. The following loan types are utilized so each segment of loans will have similar risk factors: (1) residential real estate, (2) agricultural real estate, (3) commercial real estate, (4) construction and land development, (5) commercial, (6) agricultural, (7) consumer and other, and (8) guaranteed loans. These loans are further segmented by internal risk ratings of non-classified, special mention, substandard and doubtful, which are defined above. The guaranteed portion of loans is not assigned any allocation in the allowance for loan losses since they are guaranteed by various government entities.

Risk factor percentages are applied to the risk rating segments of the non-impaired loans to calculate an allowance allocation in conjunction with ASC Topic 450. The risk factor percentages are based on historical loan loss experience for each loan type and are adjusted for current economic conditions and trends as well as internal loan quality trends. The current economic conditions take into account items such as changes in vacancy rates for rental properties; changes in property values based on actual sales transactions; changes in current prices such as dairy commodities; and other available economic data. The internal loan quality trends take into account items such as changes in lending or underwriting policies, changes in the volume and nature of the portfolio, changes in management depth and expertise, changes in loan review or oversight, changes in effects of concentrations, and the impact of changes to the regulatory and competitive environment.

The above steps result in calculations that estimate the credit losses inherent in the portfolio at that time. The calculations are used to confirm the adequacy and appropriateness of the actual balance of the allowance, recognizing that the allowance represents an aggregation of judgments and estimates by management. Given the judgments described above, DBI maintains an unallocated reserve within its allowance for loan losses which quantifies inherent uncertainty and subjectivity of the estimate. DBI periodically evaluates the appropriateness of the unallocated reserve through review of observable trends and other factors to ensure it’s consistent with those overall credit trends.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage Servicing Rights

DBI recognizes as assets the rights to service mortgage loans for others, known as mortgage servicing rights (“MSRs”). DBI services the single-family mortgages it sells to the Federal National Mortgage Association (“FNMA” or “Fannie Mae”). DBI determines the fair value of MSRs at the date the loan is sold. To determine the fair value of MSRs, DBI calculates the present value of estimated future net servicing income using assumptions that market participants would use in estimating future net servicing income, including estimates of prepayment speeds, discount rate, default rates, cost to service, escrow account earnings, contractual servicing fee income, ancillary income and late fees.

Subsequent to the date of transfer, DBI has elected to measure its MSRs under the amortization method. Under this method, MSRs are amortized in proportion to, and over the period of, estimated net servicing income. MSRs are evaluated for impairment on a quarterly basis based on the fair value of those assets. Impairment is determined by stratifying MSRs into groupings based on predominant risk characteristics, such as interest rate, vintage and loan type. If, by individual stratum, the carrying amount of the MSRs exceeds fair value, a valuation reserve is established through a charge to earnings. The valuation reserve is adjusted as the fair value changes. MSRs are included in the other assets category in the accompanying Consolidated Statements of Financial Condition.

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Other Investments

Other investments are equity securities which are carried at fair value and consist primarily of Federal Home Loan Bank (“FHLB”) stock, Farmer Mac stock, AgriBank stock and privately-held bank stocks. Because the other investments do not have readily determinable fair values, DBI carries the securities at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the security by the same investee. Other investments are evaluated for impairment on an annual basis. As a member of the FHLB, DSB is required to hold stock in the FHLB based on the anticipated amount of FHLB borrowings to be advanced. This stock is recorded at cost, which approximates fair value. Transfer of the stock is substantially restricted.

Premises and Equipment

Premises and equipment owned are stated at cost less accumulated depreciation which is computed principally on the straight-line method over the estimated useful lives of the assets.

Bank-Owned Life Insurance

Consistent with many community banking organizations, DBI invests in bank-owned life insurance (“BOLI”) to protect itself against replacement costs and lost income associated with the untimely death of a key member of the bank’s management, as well as to serve as a source of funding for the bank’s employee benefit expenses. BOLI is recorded at its cash surrender value, or the amount that can be realized upon immediate liquidation.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability method. Under this method the net deferred income taxes are provided for timing differences between book and tax bases of assets and liabilities in the consolidated financial statements and those reported for income tax purposes. A liability may also be recognized for unrecognized tax benefits from uncertain tax positions. Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the financial statements. Interest and penalties related to unrecognized tax benefits are classified as income taxes.

Treasury Stock

Treasury stock is shown at cost. During the years ended December 31, 2021 and 2020, DBI repurchased 58,222 and 76,961 shares of common stock, respectively, at the average purchase price of $24.94 and $24.06 per share, respectively. The shares repurchased were part of a share repurchase plan.

Stock-Based Compensation

Compensation cost is recognized for restricted stock awards issued to employees and directors based upon the fair value of the awards at the date of the grant. Compensation cost is recognized over the required service period, generally defined as the vesting period. In addition, the Company has an employee stock purchase plan which allows for a 10% discount on the purchase of the Company’s common stock through periodic deferrals of participating employees’ compensation. The Company recognizes the discount as compensation cost over the period earned. Please refer to Note 10 for additional details on the stock-based compensation plan.

Earnings per Common Share

Earnings per common share are computed based on the weighted average number of shares of common stock outstanding during each year. DBI has a stock-based compensation plan for the executive management team. The shares of restricted stock are issued when granted, therefore basic and diluted earnings per share are equal and presented as one number. The number of shares used in computing basic earnings per share is 3,138,393 and 3,186,672 for the years ended December 31, 2021 and 2020, respectively.

Community Foundation

In 2016, DSB formed the Denmark State Bank Foundation (the “Foundation”), a donor-advised fund of a 501(c)(3) public charity under the Greater Green Bay Community Foundation. The Foundation was formed to provide financial contributions to a variety of non-profit organizations in the communities served by the bank, for the purpose of making a positive, long-lasting impact on those communities. There were no contributions made by DSB to the Foundation during 2021 or 2020. The Foundation had a balance of $379,725 and $373,379 of net assets as of December 31, 2021 and 2020, respectively. DBI’s Board of Directors authorized contributions of $80,000 from the Foundation during 2020 to assist various community organizations that were negatively impacted by the COVID-19 pandemic.

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including February 14, 2022 which is the date the financial statements were available to be issued.

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Upcoming Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Financial Instruments - Credit Losses; Measurement of Credit Losses on Financial Instruments. The ASU includes increased disclosures and various changes to the accounting and measurement of financial assets including DBI’s loans and available-for-sale investment securities. Each financial asset presented on the statement of condition would have a unique allowance for credit losses that is deducted from the amortized cost basis to present the net carrying value. The amendments in this ASU also eliminate the probable initial recognition threshold in current U.S. GAAP and, instead, reflect an entity's current estimate of all expected credit losses using reasonable and supportable forecasts. The new credit loss guidance will be effective for DBI's year ending December 31, 2023. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the first reporting period in which the guidance is effective. Early adoption for all institutions is permitted for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. DBI believes this standard will have an impact on the consolidated financial statements and is assessing the significance.

NOTE 2 – INVESTMENT SECURITIES

The amortized cost and estimated fair market value of debt securities available for sale were as follows:

	December 31, 2021
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Government Treasuries	$7,416,322	$0	$(83,100)	$7,333,222
U.S. Government-sponsored agency MBS	12,803,479	191,591	(75,015)	12,920,055
State and local governments	15,124,564	323,345	(48,894)	15,399,015
Asset-backed securities	813,508	615	(3,965)	810,158
	$36,157,873	$515,551	$(210,974)	$36,462,450

	December 31, 2020
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Government-sponsored agency MBS	$11,254,909	$444,630	$(1,016)	$11,698,523
State and local governments	18,051,916	635,530	0	18,687,446
Asset-backed securities	945,718	0	(2,331)	943,387
	$30,252,543	$1,080,160	$(3,347)	$31,329,356

There were no available-for-sale securities sold during 2021 or 2020.

The amortized cost and estimated fair values of debt securities at December 31, 2021, by maturity were as follows:

	Debt Securities Available-for-Sale
		Estimated
	Amortized	Fair
Amounts Maturing	Cost	Value
Within one year	$2,624,472	$2,641,434
From one through five years	7,253,860	7,265,374
From five through ten years	12,662,554	12,825,429
After ten years	0	0
Subtotal	$22,540,886	$22,732,237
Mortgage and asset-backed securities	$13,616,987	$13,730,213
Total	$36,157,873	$36,462,450

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Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position follows:

December 31, 2021

	Less Than Twelve Months		Over Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
Debt Securities Available for Sale	Losses	Value	Losses	Value
U.S. Government-treasuries	$83,100	$7,333,222	$0	$0
U.S. Government-sponsored agency MBS	74,426	5,845,638	589	114,604
State and local governments	48,894	1,726,107	0	0
Asset-backed securities	3,965	584,417	0	0
Total securities available for sale	$210,385	$15,489,384	$589	$114,604

December 31, 2020

	Less Than Twelve Months		Over Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
Debt Securities Available for Sale	Losses	Value	Losses	Value
U.S. Government-sponsored agency MBS	$0	$0	$1,016	$143,844
Asset-backed securities	0	0	2,331	943,387
Total securities available for sale	$0	$0	$3,347	$1,087,231

All debt securities with unrealized losses are assessed to determine if the impairment is other-than-temporary. Factors that are evaluated include the loan types supporting the securities, delinquency and foreclosure rates, credit support, weighted average loan-to-value, year of origination, borrower profile, existing and projected debt burden, underlying cash flow of the borrower and exposure to risks, among others.

There were no issuers of debt securities for which a significant concentration of investments (greater than 10 percent of stockholders’ equity) was held as of December 31, 2021.

Debt securities with an estimated fair value of $11.5 million and $12.4 million at December 31, 2021 and 2020, respectively were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 3 – LOANS

Major categories of loans included in the loan portfolio are as follows:

	December 31,
	2021	2020
Real Estate:
Residential	$88,372,489	$68,705,548
Commercial	163,456,468	146,984,921
Construction	26,678,745	21,352,112
Agricultural	77,848,753	73,348,676
	356,356,455	310,391,257

Commercial	80,678,804	118,640,622
Agricultural	33,447,807	37,873,555
Consumer and other	8,612,216	9,874,302
Unsecured loans	251,115	229,262
Total Loans Receivable	$479,346,397	$477,008,998
Allowance for loan losses	(7,741,069)	(7,668,435)
Deferred loan fees	(289,767)	(1,056,333)
Total Loans, Net	$471,315,561	$468,284,230

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During 2020, the SBA introduced the Paycheck Protection Program designed to provide liquidity to small businesses during the COVID-19 pandemic. The loans are guaranteed by the SBA and loan proceeds to borrowers are forgivable by the SBA if certain criteria are met. On January 15, 2021, the SBA re-opened the loan portal for a second round of the PPP loan program with a May 31, 2021 deadline for applications. DSB originated PPP loans totaling $22.9 million and $45.3 million during 2021 and 2020, respectively. As of December 31, 2021, all first round PPP loans have been forgiven and there were approximately $5.1 million of second round PPP loans included on the balance sheet. PPP processing fees received from SBA totaling $3.4 million were deferred and recognized as interest income using the effective yield method. Upon forgiveness of a loan and resulting repayment by the SBA, any unrecognized net fee for a given loan is recognized as interest income. DSB recognized $2.3 million and $0.8 million of the fees in 2021 and 2020, respectively.

Recorded Investment in Loans

As of December 31,

	2021		2020
		Ending Balance		Ending Balance
		Individually		Individually
	Ending	Evaluated	Ending	Evaluated
	Balance	for Impairment	Balance	for Impairment
Residential Real Estate	$88,372,489	$288,881	$68,705,548	$66,032
Commercial Real Estate	163,456,468	0	146,984,921	0
Construction & Land Dev	26,678,745	0	21,352,112	205,799
Agricultural Real Estate	77,848,753	2,214,013	73,348,676	366,029
Commercial	80,678,804	0	118,640,622	15,516
Agricultural	33,447,807	44,085	37,873,555	210,537
Consumer and other	8,863,331	200	10,103,564	0
Total	$479,346,397	$2,547,179	$477,008,998	$863,913

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The following tables show the investment in impaired loans and the corresponding allowance for those loans along with the recognized interest income associated with impaired loans:

Impaired Loans

As of December 31, 2021, and 2020

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
2021	Investment	Balance	Allowance	Investment	Recognized
With no related allowance:
Residential Real Estate	$288,881	$352,567	$0	$380,540	$0
Commercial Real Estate	0	0	0	0	0
Construction & Land Dev	0	0	0	0	0
Agricultural Real Estate	2,214,013	2,262,632	0	2,475,384	70,395
Commercial	0	0	0	0	0
Agricultural	44,085	44,085	0	56,187	3,371
Consumer and other	0	0	0	0	0

With a related allowance:
Residential Real Estate	$0	$0	$0	$0	$0
Commercial Real Estate	0	0	0	0	0
Construction & Land Dev	0	0	0	0	0
Agricultural Real Estate	0	0	0	0	0
Commercial	0	0	0	0	0
Agricultural	0	0	0	0	0
Consumer and other	200	243	200	1,049	0

Total:
Residential Real Estate	$288,881	$352,567	$0	$380,540	$0
Commercial Real Estate	0	0	0	0	0
Construction & Land Dev	0	0	0	0	0
Agricultural Real Estate	2,214,013	2,262,632	0	2,475,384	70,395
Commercial	0	0	0	0	0
Agricultural	44,085	44,085	0	56,187	3,371
Consumer and other	200	243	200	1,049	0
Total	$2,547,179	$2,659,527	$200	$2,913,160	$73,766

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		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
2020	Investment	Balance	Allowance	Investment	Recognized
With no related allowance:
Residential Real Estate	$66,032	$130,055	$0	$146,609	$1,048
Commercial Real Estate	0	0	0	0	0
Construction & Land Dev	205,800	205,800	0	209,634	0
Agricultural Real Estate	366,029	404,055	0	412,672	7,891
Commercial	15,516	16,907	0	22,063	0
Agricultural	78,289	85,811	0	108,411	4,754
Consumer and other	0	0	0	0	0

With a related allowance:
Residential Real Estate	$0	$0	$0	$0	$0
Commercial Real Estate	0	0	0	0	0
Construction & Land Dev	0	0	0	0	0
Agricultural Real Estate	0	0	0	0	0
Commercial	0	0	0	0	0
Agricultural	132,247	132,247	23,209	141,632	7,212
Consumer and other	0	0	0	0	0

Total:
Residential Real Estate	$66,032	$130,055	$0	$146,609	$1,048
Commercial Real Estate	0	0	0	0	0
Construction & Land Dev	205,799	205,800	0	209,634	0
Agricultural Real Estate	366,029	404,055	0	412,672	7,891
Commercial	15,516	16,907	0	22,063	0
Agricultural	210,537	218,058	23,209	250,043	11,966
Consumer and other	0	0	0	0	0
Total	$863,913	$974,875	$23,209	$1,041,021	$20,905

No additional funds are committed to be advanced in connection with impaired loans.

Allowance for Loan Losses

For the Years Ended December 31, 2021 and 2020

						Ending Balance
	Beginning				Ending	Individually
	Balance				Balance	Evaluated
2021	1/1/2021	Charge-offs	Recoveries	Provision	12/31/2021	for Impairment
Residential Real Estate	$494,346	$0	$33,894	$99,337	$627,577	$0
Commercial Real Estate	2,764,964	0	0	471,010	3,235,974	0
Construction & Land Dev	228,880	0	0	24,087	252,967	0
Agricultural Real Estate	1,432,239	0	0	(34,605)	1,397,634	0
Commercial	1,169,473	0	4,039	(111,412)	1,062,100	0
Agricultural	756,559	0	33,255	(71,996)	717,818	0
Consumer and other	18,826	(1,857)	3,303	(5,236)	15,036	200
Unallocated	803,148	0	0	(371,185)	431,963	0
Total	$7,668,435	$(1,857)	$74,491	$0	$7,741,069	$200

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						Ending Balance
	Beginning				Ending	Individually
	Balance				Balance	Evaluated
2020	1/1/2020	Charge-offs	Recoveries	Provision	12/31/2020	for Impairment
Residential Real Estate	$495,092	$(30,889)	$41,861	$(11,718)	$494,346	$0
Commercial Real Estate	1,846,168	0	0	918,796	2,764,964	0
Construction & Land Dev	189,214	0	34,034	5,632	228,880	0
Agricultural Real Estate	1,608,848	0	0	(176,609)	1,432,239	0
Commercial	934,341	(43,135)	3,900	274,367	1,169,473	0
Agricultural	1,004,654	0	33,255	(281,350)	756,559	23,209
Consumer and other	18,401	(3,987)	7,515	(3,103)	18,826	0
Unallocated	794,163	0	0	8,985	803,148	0
Total	$6,890,881	$(78,011)	$120,565	$735,000	$7,668,435	$23,209

Nonaccrual loans totaled $0.5 million at both December 31, 2021 and 2020. They were comprised of 1-4 family residential real estate loans totaling $289,000 and agricultural real estate loans totaling $161,000 as of December 31, 2021 and agricultural real estate loans totaling $224,000, construction and land development loans for $206,000, 1-4 family residential real estate loans totaling $51,000, ag production loans totaling $43,000 and commercial loans of $16,000 as of December 31, 2020. There were no loans past due ninety days or more and still accruing at December 31, 2021 or 2020. A schedule of loans by the number of days past due (including nonaccrual loans) along with a schedule of credit quality indicators follows:

Age Analysis of Past Due Financing Receivables

	30-89 Days	90 Days	Total		Total
December 31, 2021	Past Due	& Over	Past Due	Current	Loans
Residential Real Estate	$0	$66,599	$66,599	$88,305,890	$88,372,489
Commercial Real Estate	0	0	0	163,456,468	163,456,468
Construction & Land Dev	0	0	0	26,678,745	26,678,745
Agricultural Real Estate	0	0	0	77,848,753	77,848,753
Commercial	0	0	0	80,678,804	80,678,804
Agricultural	0	0	0	33,447,807	33,447,807
Consumer and other	0	200	200	8,863,131	8,863,331
Total	$0	$66,799	$66,799	$479,279,598	$479,346,397

	30-89 Days	90 Days	Total		Total
December 31, 2020	Past Due	& Over	Past Due	Current	Loans
Residential Real Estate	$151,937	$0	$151,937	$68,553,611	$68,705,548
Commercial Real Estate	0	0	0	146,984,921	146,984,921
Construction & Land Dev	0	205,800	205,800	21,146,312	21,352,112
Agricultural Real Estate	0	142,727	142,727	73,205,949	73,348,676
Commercial	0	15,516	15,516	118,625,106	118,640,622
Agricultural	0	35,404	35,404	37,838,151	37,873,555
Consumer and other	0	0	0	10,103,564	10,103,564
Total	$151,937	$399,447	$551,384	$476,457,614	$477,008,998

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Credit Quality Indicators

		Special
December 31, 2021	Non-Classified	Mention	Substandard	Doubtful	Total
Residential Real Estate	$86,449,154	$1,294,062	$606,214	$23,059	$88,372,489
Commercial Real Estate	151,181,246	6,688,763	5,586,459	0	163,456,468
Construction & Land Dev	26,678,745	0	0	0	26,678,745
Agricultural Real Estate	57,594,628	14,791,550	5,389,329	73,246	77,848,753
Commercial	68,883,170	7,212,506	4,583,128	0	80,678,804
Agricultural	28,514,669	3,789,582	1,143,556	0	33,447,807
Consumer and other	8,825,929	37,202	0	200	8,863,331
Total	$428,127,541	$33,813,665	$17,308,686	$96,505	$479,346,397

		Special
December 31, 2020	Non-Classified	Mention	Substandard	Doubtful	Total
Residential Real Estate	$66,836,261	$1,112,712	$690,544	$66,031	$68,705,548
Commercial Real Estate	142,559,524	3,778,826	646,571	0	146,984,921
Construction & Land Dev	19,540,491	0	1,811,621	0	21,352,112
Agricultural Real Estate	58,769,266	7,102,308	7,296,631	180,471	73,348,676
Commercial	106,584,728	7,228,570	4,811,808	15,516	118,640,622
Agricultural	34,670,706	793,645	2,309,357	99,847	37,873,555
Consumer and other	10,074,961	12,998	15,605	0	10,103,564
Total	$439,035,937	$20,029,059	$17,582,137	$361,865	$477,008,998

During the year ended December 31, 2021, there were three agricultural real estate loans to one borrower with a recorded investment of $2.1 million both prior to and following the modification modified as a troubled debt restructuring (“TDR”) and there no loans modified as TDRs during 2020. During the years ended December 31, 2021 and 2020, there were no loans that were previously modified as a TDR that subsequently defaulted.

In March 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was passed into law. Among other things, the CARES act suspended the requirements related to the accounting for TDRs for certain loan modifications related to the COVID-19 pandemic. This suspension of classification of TDRs was extended through December 31, 2021 as part of the 2021 Consolidation Appropriations Act. As a result of the pandemic, DSB provided a loan modification program to borrowers that included certain concessions such as interest-only or payment deferrals. There were no loans at December 31, 2021 with modification agreements under the CARES act and there were $4.0 million of loans that remained under a modification agreement but were not disclosed as TDRs at December 31, 2020.

NOTE 4 – OTHER INVESTMENTS

Major categories of equity investments are as follows:

	December 31,
	2021	2020
FHLB Stock	$656,978	$656,978
Privately held bank stocks	2,380,219	1,593,080
Other	687,780	745,380
Total	$3,724,977	$2,995,438

Downward adjustments to the fair value of DBI’s equity securities were $0 and $7,254 during the years ended December 31, 2021 and 2020, respectively. The cumulative amount of downward adjustment is $7,254. The downward adjustment in 2020 was recorded as a result of a publicly traded stock price. Upward adjustments to the fair value of equity investments for the years ended December 31, 2021 and 2020 were $215,768 and $149,563, respectively. On a cumulative basis, upward fair value adjustments of $1,246,182 have been recorded for DBI’s equity investments. The upward adjustments recognized during 2021 and 2020 were the result of observable transactions as well as a publicly traded stock price. DBI adjusted the carrying amount of these investments based on the share price indicated by these observable transactions. DBI sold two of its equity investments during the year ended December 31, 2021 for proceeds of $245,218 for a gain of $34,478 and three of its equity investments during the year ended December 31, 2020 for proceeds of $562,001 resulting in a gain on sale of $65,081.

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NOTE 5 – PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2021	2020
Land	$1,121,783	$1,121,783
Buildings and improvements	8,393,768	8,387,078
Furniture and fixtures	5,727,180	5,849,136
	$15,242,731	$15,357,997
Less: Accumulated depreciation	$(9,853,245)	$(9,258,114)
Net depreciated value	$5,389,486	$6,099,883
Construction in progress	188,808	5,411
Premises and equipment, net	$5,578,294	$6,105,294

Leases are classified as operating or finance leases at the lease commencement date. One operating lease for a financial center has a remaining term of 5.3 years, which includes two 5-year renewal options at the end of the in initial lease term. Lease extension options are included in the lease term if it is reasonably certain DBI will exercise the option. DBI does not have any financing leases as of December 31, 2021 and 2020. DBI has elected to not recognize leases with original lease terms of 12 months or less (short-term leases) on its balance sheet.

Lease expense for operating and short-term leases is recognized on a straight-line basis over the lease term. Right-of-use assets represent DBI’s right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of the lease payments over the lease term. When the rate implicit in the lease is unknown, the present value of the lease payments is determined using our incremental borrowing rate based on the FHLB amortizing advance rate, adjusted for the lease term and other factors.

DBI has real estate lease agreements with lease and non-lease components, which are generally accounted for separately. Non-lease components such as common area maintenance charges, real estate taxes and insurance are not included in the measurement of the lease liability since they are generally able to be segregated.

The components of total lease cost, which are included in occupancy expenses on the consolidated statements of income, were as follows for the year ending:

	December 31,	December 31,
	2021	2020
Operating lease cost	$113,131	$148,131
Short-term lease cost	45,000	28,974
Total lease cost	$158,131	$177,105

The following table shows the future minimum rent payments required under the leases described above as of December 31, 2021:

Years Ending
December 31,	Operating Leases
2022	$113,761
2023	115,022
2024	115,022
2025	115,022
2026	115,022
Thereafter	38,341
Total	$612,190

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Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2021	2020
Operating lease right-of-use assets	$560,051	$708,422
Operating lease liabilities	$568,876	$715,356

Operating lease weighted average remaining lease term (years)	5.30	5.98
Operating lease weighted average discount rate	2.74%	2.67%

NOTE 6 – MORTGAGE SERVICING RIGHTS

MSRs are recognized based on the fair value of the servicing right on the date the corresponding mortgage loan is sold. An estimate of DBI’s MSRs is determined using assumptions that market participants would use in estimating future net servicing income, including estimates of prepayment speeds, discount rate, default rates, cost to service, escrow account earnings, contractual servicing fee income, ancillary income and late fees. Subsequent to the date of transfer, DBI has elected to measure its MSRs under the amortization method. Under this method, MSRs are amortized in proportion to, and over the period of, estimated net servicing income.

DBI has recorded MSRs related to loans sold without recourse to FNMA. DBI sells conforming, fixed-rate, closed-end, residential real estate mortgages to FNMA. The unpaid principal balances of residential mortgage loans serviced for FNMA were $163.0 million and $134.2 million at December 31, 2021 and 2020, respectively.

The change in amortized MSRs and the related valuation allowance is presented below:

	December 31,
	2021	2020
Mortgage servicing rights, beginning of period	$828,720	$480,322
Additions from originated servicing	506,086	744,931
Amortization expense	(461,247)	(227,688)
Change in valuation allowance	209,581	(168,845)
Mortgage servicing rights, end of period	$1,083,140	$828,720

DBI evaluates mortgage servicing rights for impairment on a quarterly basis. There was a valuation allowance for amortized MSRs of $35,319 and $244,900 as of December 31, 2021 and 2020, respectively. Impairment is determined by stratifying MSRs into groupings based on predominant risk characteristics, such as interest rate and loan type. If, by individual stratum, the carrying amount of the MSRs exceeds fair value, a valuation reserve is established. The valuation reserve is adjusted as the fair value changes. At both December 31, 2021 and 2020, fair value was determined using a discount rate of 9.0%. At December 31, 2021 and 2020, estimates of prepayment speeds ranged from 7.75% to 29.64% and 9.78% to 35.69%, respectively.

NOTE 7 – INTEREST-BEARING DEPOSITS

Interest-bearing deposits consisted of the following:

	December 31,
	2021	2020
NOW accounts	$81,316,405	$69,244,709
Savings accounts	95,003,768	79,262,713
Money market accounts	175,734,361	149,613,460
Time deposit accounts	107,150,696	129,486,043
Total	$459,205,230	$427,606,925

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The following table shows the maturity distribution of time deposit accounts:

	December 31,
	2021	2020
Within one year	$56,635,496	$72,723,715
One to two years	30,111,680	34,527,310
Two to three years	7,561,560	8,680,964
Three to four years	6,715,959	5,438,250
Over four years	6,126,001	8,115,804
Total	$107,150,696	$129,486,043

Time deposits of $250,000 or more totaled $13.7 million and $17.5 million at December 31, 2021 and 2020, respectively.

NOTE 8 – BORROWINGS

As of December 31, 2021, DSB had available and unused federal funds lines of credit with two correspondent institutions up to $19.6 million, as well as an unused $20 million line at the Federal Reserve Bank’s discount window. Federal funds purchased generally mature within one day from the transaction date. There were no federal funds purchased outstanding as of December 31, 2021 or 2020.

Long-term debt consisted of the following:

	For the Years Ended December 31,
	2021		2020
	Rates	Amount	Rates	Amount
Federal Home Loan Bank
Fixed rate advances	1.79%	$932,844	1.38% - 3.06%	$14,066,975
Total		$932,844		$14,066,975

The outstanding Federal Home Loan Bank advance at December 31, 2021 matures in 2023.

The notes payable to the FHLB are secured by residential mortgages with a carrying amount of $83.7 million and $72.5 million, as of December 31, 2021 and 2020, respectively along with $ $0.7 million of FHLB stock for both periods.

DBI has a revolving line of credit of $20 million with a correspondent bank that had no balance drawn as of December 31, 2021. This line has an interest rate tied to the Wall Street Journal Prime Rate less 100 basis points and matures in October 2023. The interest rate on the line of credit would have been 2.25 percent at December 31, 2021 if DBI had any outstanding borrowings. DBI is subject to a maximum non-performing loan covenant for this borrowing as well as a maximum limitation as a percentage of capital on the outstanding balance of the line.

As of December 31, 2021, DBI had a total of $58.5 million of unused lines of credit with banks to be drawn upon as needed for long-term debt subject to borrowing guidelines.

NOTE 9 – INCOME TAXES

The provision for income taxes in the consolidated statement of income is as follows:

	2021	2020	2019
Current: Federal	$1,691,152	$991,092	$1,008,382
State	707,165	438,720	382,071
	$2,398,317	$1,429,812	$1,390,453
Deferred: Federal	$(130,445)	$(115,324)	$131,080
State	(32,561)	(44,329)	127,386
	$(163,006)	$(159,653)	$258,466
Total provision for income taxes	$2,235,311	$1,270,159	$1,648,919

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Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate for the reasons noted in the table below:

	2021		2020
	Amount	%	Amount	%
Tax at statutory federal income tax rate	$1,834,017	21%	$1,085,302	21%
Increase (decrease) in tax resulting from:
Tax-exempt interest	(66,795)	(1)	(66,079)	(1)
State income tax, net of federal tax benefit	532,442	6	311,637	6
Bank-owned life insurance	(73,707)	(1)	(72,513)	(1)
Other, net	9,354	0	11,812	0
Applicable income taxes	$2,235,311	26%	$1,270,159	25%

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. The major components of the net deferred tax asset as of December 31, 2021 and 2020 are presented below:

	2021	2020
Deferred tax assets:
Allowance for credit losses	$1,938,896	$1,780,717
State tax net operating loss carryforward	86,326	95,627
Deferred compensation	62,683	49,491
Other	0	0
Total deferred tax assets	$2,087,905	$1,925,835
Deferred tax liabilities:
Accumulated depreciation on fixed assets	$296,581	$433,191
Security accretion	4,549	3,428
Mortgage servicing rights	297,086	227,303
Stock dividends received	66,986	66,986
Appreciation on equity securities	314,219	275,280
Unrealized gains on available-for-sale securities	82,236	290,740
Other	43,254	17,423
Total deferred tax liabilities	$1,104,911	$1,314,351
Net deferred tax asset	$982,994	$611,484

Income tax returns for the years ended 2017 through 2021 are open to examination by applicable federal and state taxing authorities. DBI has a state tax net operating loss carryforward of $1.5 million at December 31, 2021. The net operating loss could begin to expire if unused by 2031.

NOTE 10 – EMPLOYEE BENEFIT PLAN

DBI has a 401(k) Safe Harbor plan which makes employees who are at least eighteen years old eligible to contribute. Provisions of the 401(k) Safe Harbor plan through December 31, 2021 provide for the following:

•	DBI will make Safe Harbor matching contributions equal to 100% of each employee’s salary deferrals up to a maximum of 6%. Employee contributions above 6% do not receive any matching contribution.

DBI provides no post-retirement benefits to employees except for the 401(k) Safe Harbor plan which are currently funded. DBI expensed contributions of $510,406 and $492,535 for the years 2021 and 2020, respectively, related to this plan.

In 2016, the Board approved the Long-Term Incentive Plan (the “Plan”) for executive officers. In 2019, the Plan was amended to include awards for the directors, as well. The Plan allows for the issuance of restricted stock to executive officers and directors that are subject to a service period restriction. The Plan initially allowed for the issuance of up to 36,000 shares of restricted stock. An additional 36,000 shares were authorized in 2020. There were 33,510 shares available to be issued at December 31, 2021.

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Nonvested Shares	Shares	Weighted- Average Grant- Date Fair Value
Nonvested at January 1, 2021	20,598	$23.16
Granted	9,478	24.75
Vested	(6,688)	23.10
Nonvested at December 31, 2021	23,388	$24.07

The fair value as of the date of the grant was $234,581, or $24.75 per share, and $174,158, or $24.30 per share, for awards granted in 2021 and 2020, respectively. At December 31, 2021 there was unrecognized compensation expense of $230,755 which will be fully recognized over the next 2.2 years.

The Company adopted the 2017 Employee Stock Purchase Plan (the “ESPP”). The ESPP allows employees to make elective payroll contributions throughout the year not to exceed $25,000. Payroll deferrals are used to purchase common stock of the Company at a 10% discount based on the lower of the fair value on the first day of the year or the last day of the year. Share-based compensation expense related to the ESPP of $19,304 and $19,293 was recognized during the year-ended December 31, 2021 and 2020, respectively.

NOTE 11 – COMMITMENTS AND CREDIT RISK

DBI and its subsidiaries are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial position. The contract or notional amounts of those instruments reflect the extent of involvement DBI and its subsidiaries have in particular classes of financial instruments.

	Contract or
	Notional Amount	Secured
	December 31, 2021	Portion
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$121,732,704	$120,836,384
Standby letters of credit and financial guarantees written	890,670	890,670

	Contract or
	Notional Amount	Secured
	December 31, 2020	Portion
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$123,290,700	$122,379,076
Standby letters of credit and financial guarantees written	1,742,641	1,742,641

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. DBI and its subsidiaries evaluate each customer’s creditworthiness on a case-by-case basis. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties. As of December 31, 2021, variable rate commitments totaled $78.7 million.

Standby letters of credit are conditional commitments issued by DSB to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support commercial business transactions. When a customer fails to perform according to the terms of the agreement, DSB honors drafts drawn by the third party in amounts up to the contract amount. A majority of the letters of credit expire within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial and residential properties. All letters of credit are secured.

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NOTE 12 – RELATED PARTY TRANSACTIONS

At December 31, 2021 and 2020, certain DBI subsidiary executive officers, directors and companies in which they have a ten percent or more beneficial interest were indebted to DBI and its subsidiaries. Total indebtedness outstanding was $2.4 million and $2.8 million as of year-end 2021 and 2020, respectively. All such loans were made in the ordinary course of business and at rates and terms similar to those granted to other borrowers.

	12/31/2020				12/31/2021
	Beginning	New		Other	Ending
$(000)s	Balance	Loans	Payments	Changes	Balance
Aggregate related party loans	$2,797	$2,635	$2,988	$0	$2,444

	12/31/2019				12/31/2020
	Beginning	New		Other	Ending
$(000)s	Balance	Loans	Payments	Changes (1)	Balance
Aggregate related party loans	$1,606	$2,079	$385	$(503)	$2,797

(1)	Effects of changes in composition of related parties

Deposit balances with DBI’s executive officers, directors and affiliated companies in which they are principal owners were $12.5 million and $13.2 million at December 31, 2021 and 2020, respectively.

NOTE 13 – FAIR VALUE MEASUREMENT

Fair value is the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in a transaction between market participants on the measurement date. Some assets and liabilities are measured on a recurring basis while others are measured on a non-recurring basis, as required by U.S. GAAP, which also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. The three levels of inputs defined in the standard that may be used to measure fair value are as follows:

•                  Level 1: Quoted prices for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•                  Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

•                  Level 3: Significant unobservable inputs that are supported by little, if any, market activity. These unobservable inputs reflect estimates that market participants would use in pricing the assets or liability.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. DBI’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset and liability.

It is DBI’s policy to recognize transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers during the years ended December 31, 2021 or 2020.

Assets Recorded at Fair Value on a Recurring Basis

Investment securities available for sale are recorded at fair value on a recurring basis. The fair value measurement of most of DBI’s AFS securities is currently determined by an independent provider using Level 2 inputs. The measurement is based upon quoted prices for similar assets, if available. If quoted prices are not available, fair values are measured using matrix pricing models, or other model-based valuation techniques requiring observable inputs other than quoted prices such as yield curves, prepayment speed and default rates.

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Assets measured at fair value on a recurring basis, are summarized in the table below:

	December 31, 2021
	Fair Value Measurements Using
Description	Level 1	Level 2	Level 3	Fair Value
U.S. Government Treasuries	$0	$7,333,222	$0	$7,333,222
U.S. Government-sponsored agency MBS	0	12,920,055	0	12,920,055
State and local governments	0	15,399,015	0	15,399,015
Asset-backed securities	0	810,158	0	810,158
Total securities available for sale	$0	$36,462,450	$0	$36,462,450

	December 31, 2020
	Fair Value Measurements Using
Description	Level 1	Level 2	Level 3	Fair Value
U.S. Government-sponsored agency MBS	$0	$11,698,523	$0	$11,698,523
State and local governments	0	18,687,446	0	18,687,446
Asset-backed securities	0	943,387	0	943,387
Total securities available for sale	$0	$31,329,356	$0	$31,329,356

Assets Recorded at Fair Value on a Nonrecurring Basis

Other investments do not have readily determinable fair values. DBI carries the securities at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the security by the same investee. When an observable price change in an orderly transaction occurs during the year, the investment is classified as nonrecurring Level 1 within the valuation hierarchy.

A loan is considered impaired when, based on current information or events, it is probable that not all amounts due will be collected according to the contractual terms of the loan agreement. Impairment is measured based on the fair value of the underlying collateral. The collateral value is determined based on appraisals and other market valuations for similar assets. The value of impaired loans is typically 65% - 80% of appraised value. Under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” the fair value of impaired loans is reported before selling costs of the related collateral, while FASB ASC Topic 310, “Receivables,” requires that impaired loans be reported on the balance sheet net of estimated selling costs. Therefore, significant estimated selling costs would result in the reported fair value of impaired loans being greater than the measurement value of impaired loans as maintained on the balance sheet. In most instances, selling costs were estimated for real estate-secured collateral and included broker commissions, legal and title transfer fees and closing costs. Given the valuation technique and significant unobservable inputs utilized to determine the fair value, impaired loans are classified as nonrecurring Level 3 assets.

Assets measured at fair value on a nonrecurring basis, are summarized in the following table:

	December 31, 2021
	Fair Value Measurements Using
Description	Level 1	Level 2	Level 3	Fair Value
Other investments	$416,249	$0	$0	$416,249
Impaired loans	0	0	200	200
Total Assets	$416,249	$0	$200	$416,449

	December 31, 2020
	Fair Value Measurements Using
Description	Level 1	Level 2	Level 3	Fair Value
Other investments	$275,280	$0	$0	$275,280
Impaired loans	0	0	109,038	109,038
Total Assets	$275,280	$0	$109,038	$384,318

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The tables below summarize fair value of financial assets and liabilities at December 31, 2021 and 2020.

	December 31, 2021
	Carrying	Fair	Fair Value Hierarchy Level
	Amount	Value	Level 1	Level 2	Level 3
Financial Assets
Cash and federal funds sold	$151,155,222	$151,155,222	$151,155,222	$0	$0
Investment securities	36,462,450	36,462,450	0	36,462,450	0
Loans, net of allowance for loan losses	471,315,561	471,310,578	0	0	471,310,578
Loans held for sale	82,401	84,960	0	84,960	0
Mortgage servicing rights	1,083,140	1,083,140	0	0	1,083,140
Other investments	3,724,977	3,724,977	416,249	0	3,308,728
Accrued interest receivable	1,304,890	1,304,890	0	1,304,890	0
TOTAL	$665,128,641	$665,126,217	$151,571,471	$37,852,300	$475,702,446
Financial Liabilities
Deposits	$614,497,253	$615,925,949	$507,346,558	$108,579,391	$0
Borrowings	932,844	963,151	0	963,151	0
Accrued interest payable	161,199	161,199	0	161,199	0
TOTAL	$615,591,296	$617,050,299	$507,346,558	$109,703,741	$0

	December 31, 2020
	Carrying	Fair	Fair Value Hierarchy Level
	Amount	Value	Level 1	Level 2	Level 3
Financial Assets
Cash and federal funds sold	$118,310,394	$118,310,394	$118,310,394	$0	$0
Investment securities	31,329,356	31,329,356	0	31,329,356	0
Loans, net of allowance for loan losses	468,284,230	473,648,020	0	0	473,648,020
Loans held for sale	1,404,587	1,433,418	0	1,433,418	0
Mortgage servicing rights	828,720	828,720	0	0	828,720
Other investments	2,995,438	2,995,438	275,280	0	2,720,158
Accrued interest receivable	1,624,762	1,624,762	0	1,624,762	0
TOTAL	$624,777,487	$630,170,108	$118,585,674	$34,387,536	$477,196,898
Financial Liabilities
Deposits	$563,274,508	$565,911,465	$433,788,465	$132,123,000	$0
Borrowings	14,066,975	14,660,147	0	14,660,147	0
Accrued interest payable	272,609	272,609	0	272,609	0
TOTAL	$577,614,092	$580,844,221	$433,788,465	$147,055,756	$0

NOTE 14 – REGULATORY MATTERS

DSB is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on DSB’s financial statements. Under capital adequacy guidelines and regulatory framework for prompt corrective action, DSB must meet specific capital guidelines that involve quantitative measures of DSB’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. DSB’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

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Quantitative measures established by regulation to ensure capital adequacy require DSB to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 and Total capital to risk-weighted assets and of Tier 1 capital to average assets. In addition, DSB is also required to maintain minimum amounts and ratios of Common Equity Tier 1 capital to risk-weighted assets. It is management’s opinion, as of December 31, 2020, that DSB meets all applicable capital adequacy requirements. DBI will be subject to the same minimum amounts and ratios as DSB once total assets exceed $3 billion.

As of December 31, 2020, the most recent notification from the Federal Deposit Insurance Corporation categorized DSB as well-capitalized under the regulatory framework for prompt corrective action. To be categorized well-capitalized DSB must maintain minimum total risk-based, tier 1 risk-based and tier 1 leverage ratios as set forth in the table below. These tables do not include the 2.5 percent capital conservation buffer requirement. A Bank with a capital conservation buffer greater than 2.5 percent of risk-weighted assets would not be restricted by payout limitations. However, if the 2.5 percent threshold is not met, the Bank would be subject to increased limitations on capital distributions and discretionary bonus payments to executive officers as the capital conservation buffer approaches zero. Capital ratios for DBI are provided for information purposes only as there are no regulatory capital requirements for the holding company.

					To Be Well Capitalized
					Under Prompt
			Minimum For Capital		Corrective
	Amount		Adequacy Purposes:		Action Provision:
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2021
Denmark Bancshares, Inc.
Total Capital (to Risk-Weighted Assets)	$74,162,766	14.6%	N/A	N/A	N/A	N/A
Tier 1 Capital (to Risk-Weighted Assets)	$67,804,105	13.4%	N/A	N/A	N/A	N/A
Tier 1 Capital (to Average Assets)*	$67,804,105	10.2%	N/A	N/A	N/A	N/A
Denmark State Bank
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$60,433,556	12.4%	$21,951,716	>4.5%	$31,708,035	>6.5%
Total Capital (to Risk-Weighted Assets)	$66,551,543	13.6%	$39,025,273	>8.0%	$48,781,592	>10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$60,433,556	12.4%	$29,268,955	>6.0%	$39,025,273	>8.0%
Tier 1 Capital (to Average Assets)*	$60,433,556	9.1%	$26,659,975	>4.0%	$33,324,969	>5.0%

As of December 31, 2020
Denmark Bancshares, Inc.
Total Capital (to Risk-Weighted Assets)	$70,274,205	14.6%	N/A	N/A	N/A	N/A
Tier 1 Capital (to Risk-Weighted Assets)	$64,243,052	13.4%	N/A	N/A	N/A	N/A
Tier 1 Capital (to Average Assets)*	$64,243,052	9.9%	N/A	N/A	N/A	N/A
Denmark State Bank
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$55,653,663	12.0%	$20,842,086	>4.5%	$30,105,235	>6.5%
Total Capital (to Risk-Weighted Assets)	$61,466,328	13.3%	$37,052,597	>8.0%	$46,315,747	>10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$55,653,663	12.0%	$27,789,448	>6.0%	$37,052,597	>8.0%
Tier 1 Capital (to Average Assets)*	$55,653,663	8.7%	$25,655,250	>4.0%	$32,069,063	>5.0%

*Average assets are based on the most recent quarter’s adjusted average total assets.

Wisconsin law provides that state chartered banks may declare and pay dividends out of undivided profits but only after provision has been made for all expenses, losses, required reserves, taxes and interest accrued or due from the bank. Payment of dividends in some circumstances may require the written consent of the Wisconsin Department of Financial Institutions –Division of Banking (“WDFI”).

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NOTE 15 – PARENT COMPANY ONLY INFORMATION

Following in a condensed form, are parent company only statements of financial condition, income and cash flows of DBI. The financial information contained in this footnote is to be read in association with the preceding accompanying notes to the consolidated financial statements.

Denmark Bancshares, Inc.

Statements of Financial Condition

	December 31,
$(000)s	2021	2020
Assets
Cash in banks	$4,905	$7,037
Investment
Banking subsidiary	60,656	56,440
Nonbanking subsidiaries	2,511	2,501
Fixed assets (net of depreciation of $0 and $5,132, respectively)	0	0
Buildings available for sale	0	0
Other assets	2,177	813
TOTAL ASSETS	$70,249	$66,791
Liabilities
Accrued expenses	$528	$269
Dividends payable	928	925
Other liabilities	231	17
Note payable - unrelated bank	0	0
Total liabilities	$1,687	$1,211
Stockholders' Equity
Common stock, no par value, authorized 10,000,000 Class A shares; outstanding 3,003,883 at 12/31/2021 and 3,042,302 at 12/31/2020	$18,010	$17,836
Common stock, no par value, authorized 1,000,000 Class B non-voting shares; outstanding 89,285 as 12/31/2021 and 91,815 at 12/31/2020	$614	$614
Treasury stock shares, at cost (588,392 Class A and 30,895 Class B shares at 12/31/2021 and 532,700 Class A and 28,365 Class B shares at 12/31/2020)	$(12,981)	$(11,529)
Paid in capital	$1,563	$1,309
Retained earnings	61,365	56,755
Accumulated other comprehensive income	222	786
Deferred stock-based compensation	(231)	(191)
Total stockholders' equity	$68,562	$65,580
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$70,249	$66,791

30

Denmark Bancshares, Inc.

Statements of Income

For the Years Ended December 31,

$(000)s	2021	2020
Income
Dividend income from banking subsidiary	1,755	1,755
Dividend income from nonbanking subsidiary	0	5,625
Fair value adjustment of equity securities	79	81
Gain on sale of securities	25	65
Other income	30	8
Total income	$1,889	$7,534
Expenses
Management fees to banking subsidiary	$77	$75
Other operating expenses	143	204
Total expenses	$220	$279

Income before income tax benefit and undistributed income of subsidiaries	$1,669	$7,255
Income tax benefit	(23)	(34)
Income before undistributed income of subsidiaries	$1,692	$7,289
Equity in Undistributed Income of Subsidiaries
Banking subsidiary	4,780	2,060
Nonbank subsidiaries	10	(5,467)
NET INCOME	$6,482	$3,882

31

Denmark Bancshares, Inc.

Statements of Cash Flows

For the Years Ended December 31,

$(000)s	2021	2020
Cash Flows from Operating Activities:
Net Income	$6,482	$3,882
Adjustments to reconcile net income to net cash provided by operating activities:
Equity earnings of banking subsidiary	(6,535)	(3,815)
Equity earnings of nonbanking subsidiaries	(10)	(158)
Dividend from banking subsidiary	1,755	1,755
Dividend from nonbanking subsidiary	0	5,625
Gain on sale of other investments	(25)	(65)
Increase in fair value of equity securities	(79)	(81)
Stock-based compensation	214	193
Increase in other assets	(715)	(562)
Increase in other liabilities	473	96
Net Cash Provided by Operating Activities	$1,560	$6,870
Cash Flows from Investing Activities:
Purchases of other investments	$(749)	$(149)
Proceeds from redemption or sale of other investments	204	562
Net Cash (Used in) Provided by Investing Activities	$(545)	$413
Cash Flows from Financing Activities:
Common stock issuance	174	149
Treasury stock purchases	(1,452)	(1,852)
Dividends paid	(1,869)	(1,889)
Net Cash Used in Financing Activities	$(3,147)	$(3,592)
Net (decrease) increase in cash	$(2,132)	$3,691
Cash, beginning	7,037	3,346
CASH, ENDING	$4,905	$7,037

32